SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: July 23, 2012

ICG Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-16249	23-2996071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

690 Lee Road, Suite 310, Wayne, PA 19087

(Address of Principal Executive Offices)            (Zip Code)

(610) 727-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/  / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/  / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/  / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/  / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 26, 2012, in connection with the appointment of Douglas Alexander, ICG Group, Inc.’s (“ICG’s”) President, as Chief Executive Officer (CEO) of Channel Intelligence, Inc. (“CI”), Mr. Alexander was granted a profits interest (the “Profits Interest”) in CIML, LLC, CI’s parent company (“CIML”). The Profits Interest, which was approved by ICG’s Compensation Committee (the “Compensation Committee”) on July 23, 2012, is governed by the terms of (1) an Executive Lease Agreement, dated as of July 26, 2012, by and among CI, CIML, Internet Capital Group Operations, Inc. (“ICG Operations”) and ICG (such agreement, the “Lease Agreement”), (2) the CIML 2012 Profits Interest Plan, effective as of July 26, 2012 (the “Plan”), and (3) a CIML 2012 Profits Interest Plan Restricted Unit Award Agreement, dated as of July 26, 2012, between CIML and Mr. Alexander (the “Award Agreement”). The Profits Interest, which is designed to incent Mr. Alexander to drive value at CI, entitles Mr. Alexander to receive approximately 2.6% of all distributions from CIML to its equity holders to the extent those distributions exceed $85,140,000; the distribution percentage is subject to dilution in the event of future CIML equity issuances, and the distribution threshold is subject to increase in the event of future CIML preferred equity issuances.

The Profits Interest is subject to a three-year, service-based vesting schedule, with one-third of the Profits Interest vesting on March 1, 2013, and the remaining Profits Interest vesting in equal quarterly installments through March 1, 2015. The entire Profits Interest vests automatically upon a sale of CIML or either of its two wholly-owned subsidiaries, CI and MyList Corporation.

The other terms of Mr. Alexander’s service with CI are set forth in the Lease Agreement. Under the Lease Agreement, Mr. Alexander will continue as ICG’s President, but, through March 31, 2014, he is expected to devote approximately 80% of his business time to his service as CI’s CEO and approximately 20% of his business time to performing services for ICG. CI will reimburse ICG Operations $25,000 for each month that Mr. Alexander serves as CI’s CEO; the company will also reimburse ICG Operations for up to $150,000 of Mr. Alexander’s earned 2012 bonus and up to $300,000 of Mr. Alexander’s earned 2013 bonus. Mr. Alexander’s 2012 bonus will be based 50% on performance goals and targets related to ICG (as specified in ICG’s 2012 Performance Plan, which is described in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 13, 2012) and 50% on performance goals and targets related to CI’s 2012 revenue, EBITDA and bookings. Mr. Alexander’s 2013 bonus will be based 25% on performance goals and targets related to ICG and 75% on performance goals and targets related to CI. All performance goals and targets (and the determination as to whether those goals and targets were met) are subject to the approval of the Compensation Committee, which is required to consult with CI’s Compensation Committee where the goals and targets relate to CI.

Except as set forth in the Lease Agreement, the terms of Mr. Alexander’s Employment Agreement with ICG and ICG Operations, dated as of April 18, 2007 (as amended on December 18, 2008 and June 18, 2010), remain unchanged.

The foregoing descriptions of the Lease Agreement, Plan and Award Agreement do not purport to be complete and are qualified in their respective entireties by reference to the actual agreements to which the descriptions relate. Copies of the Lease Agreement, Plan and Award Agreement are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

The grant of the Profits Interest to Mr. Alexander required a waiver by ICG’s Nominating and Governance Committee (the “Governance Committee”) of the general prohibition contained in ICG’s Corporate Code of Conduct on any ICG officer or employee holding securities in any ICG-owned company. The Governance Committee waived the prohibition with respect to Mr. Alexander’s then-proposed receipt of the Profits Interest on July 23, 2012; it determined that doing so was appropriate in light of Mr. Alexander’s significant role at CI and the Governance Committee’s desire to incent Mr. Alexander to create value at CI as he serves in that role.

Item 8.01.	Other Events

On July 26, 2012, ICG issued a press release relating to the relationship between ICG and CI. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibits No.	Description

10.1	Executive Lease Agreement, dated as of July 26, 2012, by and among Channel Intelligence, Inc., CIML, LLC, Internet Capital Group Operations, Inc., ICG Group, Inc. and Douglas Alexander

10.2	CIML, LLC 2012 Profits Interest Plan, effective as of July 26, 2012

10.3	CIML, LLC 2012 Profits Interest Plan Restricted Unit Award Agreement, dated as of July 26, 2012, between CIML, LLC and Douglas Alexander

99.1	Press Release of ICG Group, Inc., dated July 26, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ICG GROUP, INC.

Date: July 26, 2012	By:	/s/ Suzanne L. Niemeyer
	Name:	Suzanne L. Niemeyer
	Title:	Managing Director, General Counsel and Secretary

EXHIBIT INDEX

Exhibits No.	Description

10.1	Executive Lease Agreement, dated as of July 26, 2012, by and among Channel Intelligence, Inc., CIML, LLC, Internet Capital Group Operations, Inc., ICG Group, Inc. and Douglas Alexander

10.2	CIML, LLC 2012 Profits Interest Plan, effective as of July 26, 2012

10.3	CIML, LLC 2012 Profits Interest Plan Restricted Unit Award Agreement, dated as of July 26, 2012, between CIML, LLC and Douglas Alexander

99.1	Press Release of ICG Group, Inc., dated July 26, 2012